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                                  EXHIBIT 4.3.1

                           MARKET STAND-OFF AGREEMENT


         This Market Stand-Off Agreement (this "Agreement") is entered into as of July 29, 1997 by Access Beyond, Inc., a Delaware corporation ("Access Beyond") and Kaifa Technology (H.K.) Limited ("Shareholder").


                                    RECITALS


         A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), are entering into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such term in the Merger Agreement.


         B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof (all such shares, together with any shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or other shares of capital stock of Hayes that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").


         C. As a condition to closing the Merger and other transactions contemplated by the Merger Agreement, Access Beyond has required that Shareholder agree to enter into this Agreement.



         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:





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1.       MARKET STAND-OFF


                  (a) Shareholder hereby covenants and agrees that, prior to ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrance on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities. As used in this Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the Merger or otherwise acquired or held by Shareholder.


                  (b) Shareholder hereby covenants and agrees that in the event the Merger is consummated, for a period of one hundred eighty (180) days after the Stand-Off Period, Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities; provided that paragraph 1(a) and (b) shall not apply to any of the Subject Shares pledged by Chestnut Capital, LLC pursuant to a Pledge Agreement of even date securing the Subordinated Convertible Notes, as amended, described in the Hayes Disclosure Letter; and, provided further that this paragraph 1(b) shall not apply to any sale of the Subject Shares by Dennis C. Hayes in an amount not to exceed $3.0 Million.


2.       MISCELLANEOUS


         2.1 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


         2.2 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the

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subject matter hereof and thereof and supersedes all prior agreements and understandings between the parties with respect thereto.


         2.3 NOTICES. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 2.3:


                           (a)      If to Access Beyond:

                                    Access Beyond, Inc.
                                    1300 Quince Boulevard
                                    Gaithersburg, Maryland  20878
                                    Attention: President/CEO
                                    Facsimile: (301) 921-9149

                                    with a copy to:
                                    Morrison, Cohen, Singer & Weinstein
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Stephen I. Budow, Esq.
                                    Facsimile:  (212) 735-8708

                           (b)      If to Shareholder:

                                    At the address set forth below Shareholder's signature on the signature page hereto with a copy to:
                                    Counsel for Shareholder, if any, at the
                                    address shown on the signature page hereto


Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 2.3.



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         2.4 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.



         2.5 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successors and assigns, and (ii) Access Beyond and its successors and assigns.


         2.6 OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Access Beyond of any of the obligations of Shareholder under any Affiliate Agreement between Access Beyond and Shareholder or any other instrument.


         2.7 GOVERNING LAW. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.


         2.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signature of all parties reflected hereon as signatories.


         2.9 HAYES SHAREHOLDER AGREEMENT. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "transfer" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and

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agrees that the Merger and the transactions contemplated thereby and by this
Market Stand-Off Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

            IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Market Stand-Off Agreement to be executed as of the date first written above.

                                               ACCESS BEYOND, INC.

                                      By:_______________________________________
                                          Name:
                                          Title:

                                               SHAREHOLDER:

                                               KAIFA TECHNOLOGY (H.K.) LIMITED
                                                    FOR AND ON BEHALF OF
                                                    KAIFA TECHNOLOGY (H.K.) LTD.


                                      __________________________________________
                                      Name: TAM Man Chi
                                            Authorized Signature

                                               Address of Shareholder's counsel,
                                               if any, for copy of Notices under
                                               Section 2.3:
                                               _________________________________

                                               _________________________________

                                               Facsimile:_______________________

                                               Number of Shares of Hayes
                                               Common Stock owned as of
                                               the date hereof:  None

                                               Number of Shares of Hayes
                                               Series A Preferred Stock owned
                                               as of the date hereof: 816,667

                                               Number of Shares of Hayes
                                               Series B Preferred Stock owned
                                               as of the date hereof: None

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